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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 7, 2005

Elgrande International Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-25335	88-0409024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Kootenay Street, Vancouver, B.C. Canada	V5K 3R1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-0808

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2005, Elgrande International, Inc. (“we” or the "Corporation") executed a securities purchase agreement  (the "Purchase Agreement") with certain  institutional and accredited investors (the "Holders") under which the Corporation agreed to sell and the Holders agreed to purchase our convertible Debentures due three years from the final Closing Date under the Purchase Agreement (each, a "Debenture") in the aggregate  principal amount of up to $600,000  bearing interest at the rate of 6% per annum and convertible into shares of our Common Stock at a conversion  price (the “Conversion Price”) for each share of Common Stock equal to 75% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Corporation’s Common Stock for the fifteen trading days immediately preceding the date of conversion.  Reference is made to Item 2.03 below in this report for a description of the terms of the Debentures and the Purchase Agreement.

On December 7, 2005 (the “Closing Date”), we completed the sale of an aggregate of $430,000 in Debentures under the Purchase Agreement which resulted in net proceeds to the Corporation of $309,600.

ITEM 2.03.

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Convertible Debentures due 2008

On December 7, 2005,  we completed the sale of an aggregate of $430,000 principal amount of Convertible Debentures. The Debentures have been executed and delivered pursuant to the Securities Purchase Agreement, dated as of December 7, 2005 (the "Purchase Agreement”), by and among the Corporation and the purchasers listed therein (the “Holders”).  Reference is made to Item 1.01 above in this report for a description of the transactions in connection with the Purchase Agreement.

Maturity. The Debentures are due three years from the final Closing Date under the Purchase Agreement (the “Maturity Date”), unless prepayment of the Debentures is required in certain events, as described below.

Conversion.  The Debentures are convertible at a conversion  price (the “Conversion Price”) for each share of Common Stock equal to 75% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Corporation’s Common Stock for the fifteen (15) trading days immediately preceding the date of conversion. In addition, the Debentures provide for adjustments for dividends payable other than in shares of Common Stock, for reclassification, exchange or substitution of the Common Stock for another security or securities of the Corporation or pursuant to a reorganization, merger, consolidation, or sale of assets, where there is a change in control of the Corporation.

Interest. The outstanding principal balance of each Debenture bears interest, in arrears, at six percent (6%) per annum, payable (i) upon conversion, or (ii) on the Maturity Date, in shares of our Common Stock at the Conversion Price.  Upon the occurrence of an Event of Default (as defined below), then the Corporation is required to pay interest to the holder of each outstanding Debenture (“Holder” or “Holders”), at the option of the Holder, at the rate of lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law.

Events of Default.  The occurrence of any of the following events shall be an event of default under the Debentures (“Events of Default”):

a.

The Corporation fails (i) in the payment of principal or interest on the Debentures as required to be paid in cash or (ii) in the issuance of shares of Common Stock upon conversion within five (5) business days from the date of delivery of the Notice of Conversion, and payment shall not have been made or shares shall not have been delivered, as the case may be, for a period of five (5) business days following the payment due date or required share delivery date; or

b.

Any of the representations or warranties made by the Corporation in the Debentures, in the Purchase Agreement, the Registration Rights Agreement, dated as of December 7, 2005, between the Corporation and the Holders (the "Registration Rights Agreement"), or in any certificate or financial or other written statements furnished by the Corporation in connection with the execution and delivery of the Debentures or the Purchase Agreement shall be false or misleading in any material respect at the time made; or

c.

The Corporation fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holders of the conversion rights of the Holders in accordance with the terms of the Debentures, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holders upon conversion of the Debentures, and any such failure shall continue uncured for five (5) business days after written notice from the Holder of such failure; or

d.

The Corporation generally shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Debentures and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure.  The Corporation shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Corporation under the Purchase Agreement or the Registration Rights Agreement and such failure  shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

e.

The Corporation shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

f.

A trustee, liquidator or receiver shall be appointed for the Corporation or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

g.

Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Corporation and shall not be dismissed within sixty (60) days thereafter; or

h.

Any final money judgment, writ or warrant of attachment, or similar process (including an arbitral determination), not subject to appeal, in excess of One-Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Corporation or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

i.

Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation and, if instituted against the Corporation, shall not be dismissed within sixty (60) days after such institution or the Corporation shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

j.

The issuance of an order, ruling, finding or similar adverse determination by the Securities and Exchange Commission, the Secretary of State of the State of Nevada, the National Association of Securities Dealers, Inc. or any other securities regulatory body (whether in the United States, Canada or elsewhere) having proper jurisdiction that the Corporation and/or any of its past or present directors or officers have committed a material violation of applicable securities laws or regulations.

The Corporation shall have its Common Stock suspended or delisted from an exchange for a period in excess of five (5) trading days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by a majority in interest of the Holders of the Debentures at the option of a majority in interest of the Holders and in the discretion of a majority in interest of the Holders, (i) the interest rate applicable to the Debentures shall be increased to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law, and (ii) the Holders may at their option declare the Debentures, together with all accrued and unpaid interest (the “Acceleration Amount”), to be immediately due and payable.  In the case of a default arising from a conversion at the option of the Holder, the Acceleration Amount shall be equal to 130% of the principal plus accrued and unpaid interest.

Prepayment Option.  The Corporation may at its option call for redemption all or part of the Debentures prior to the Maturity Date, as follows:

(i)

The Debentures called for redemption shall be redeemable for an amount (the “Redemption Price”) equal to (x) if called for redemption prior to the date which is six months from the date of issuance (the “Issuance Date”), 120%, if called for redemption on or after the date that is six months after the Issuance Date but prior to the first anniversary of the Issuance Date, 125%, and if called for redemption on or after the date that is the first anniversary of the Issuance Date, 130%, in either case of the principal amount called for redemption, plus (y) interest accrued through the day immediately preceding the date of redemption.

(ii)

If fewer than all outstanding Debentures are to be redeemed, then all Debentures shall be partially redeemed on a pro rata basis.

Registration Rights Agreement

We have entered into a Registration Rights Agreement, dated as of December 7, 2005 (“Registration Rights Agreement”), with the Holders of the Debentures to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. We have agreed that if the Company contemplates making an offering of Common Stock (or other equity securities convertible into or exchangeable for Common Stock) registered for sale under the Securities Act or proposes to file a Registration Statement covering any of its securities other than (i) a registration on Form S-8 or S-4, or any successor or similar forms; and (ii) a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of assets, the Company will at each such time give prompt written notice to the Holders’ representative and the Holders of its intention to do so.  Upon the written request of any Holder made within thirty (30) days after the receipt of any such notice, the Company has agreed to use its best efforts to effect the registration of all such registrable securities which the Company has been so requested to register by the Holders, to the extent requisite to permit the disposition by the requesting Holders of their registrable securities pursuant to the Registration Statement.

THE ABOVE DESCRIPTION OF THE TERMS OF THE DEBENTURES AND THE REGISTRATION RIGHTS AGREEMENT SUMMARIZES ONLY CERTAIN MATERIAL TERMS THEREOF.  FOR THE COMPLETE TERMS OF SUCH DEBENTURES AND REGISTRATION RIGHTS AGREEMENT, REFERENCE IS HEREBY MADE TO THE FULL TEXT THEREOF FILED AS EXHIBITS TO THIS REPORT.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount	Purchaser	Principal Underwriter	Total Offering Price/Underwriting Discounts
December 7, 2005	$430,000 principal amount 6% convertible Debentures	Private investors	NA	$430,000/$120,400

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

No.

Description of Exhibit

10.15

Securities Purchase Agreement, dated December 7, 2005, by and among the Company and the holders of the Company’s 6% Convertible Debentures, with the form of Debenture attached.

10.16

Registration Rights Agreement, dated December 7, 2005, by and among the Company and the holders of the Company's 6% Convertible Debentures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Elgrande International, Inc.

(Registrant)

Date: January 13, 2006

/s/ Michael F. Holloran

_______________________________

President